UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2018

ACTIVECARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1365 West Business Park Drive

Orem, UT 84058

(Address of principal executive offices)

(877) 219-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02 Termination of a Material Definitive Agreement.

Services Agreement

As previously reported, On December 22, 2017, ActiveCare, Inc., a Delaware corporation (the “Company”), entered into a Services Agreement (the “Agreement”) with the Cleveland Clinic Foundation d.b.a. Cleveland Clinic, an Ohio nonprofit corporation (“Cleveland Clinic”).

Pursuant to the Agreement, the Company was to provide monitoring services to Cleveland Clinic’s expected beneficiary diabetic population within the Cleveland Clinic Medicare ACO.

On March 20, 2018 the Company received a ninety (90) day written notice of termination of the Agreement from the Cleveland Clinic, effective June 14, 2018.

The Company is considering all available legal remedies, both under the Agreement and otherwise for any and all costs and damages arising from or related to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: March 30, 2018	By:	/s/ Mark J. Rosenblum
	Name:	Mark J. Rosenblum
	Title:	Chief Executive Officer

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